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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-2 and related prospectus of Tefron Ltd. for the registration of 2,470,021 of its ordinary shares and to the incorporation by reference therein of our report dated March 14, 2004 with respect to the consolidated financial statements of Tefron Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




/s/ KOST FORER GABBAY & KASIERER
--------------------------------
Kost Forer Gabbay & Kasierer
Certified Public Accountants (Isr.)
A Member of Ernst & Young Global